UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

April 12, 2006

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Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

5804 E. Slauson Ave.,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 12, 2006, Philippe Naouri resigned from his role as the President of Antik Denim, LLC (“Antik”), a wholly-owned subsidiary of Blue Holdings, Inc. (the “Registrant”), to focus on his design responsibilities for Antik.

        Mr. Naouri continues to be employed by Antik and is party to an Employment Agreement with Antik, dated July 8, 2005 and amended August 24, 2005, pursuant to which he will continue as Senior Vice President of Design responsible for the design, development and merchandising of apparel and related accessories bearing the “Antik Denim” trademark for a term of 5 years commencing on July 11, 2005 and terminating on July 10, 2010. Mr. Naouri receives an annual salary of $240,000 and is required to devote such time to the Company’s business as is necessary to perform his duties under the Employment Agreement. Mr. Naouri is entitled to participate in the Company’s bonus, incentive stock option, savings and retirement plans as he becomes eligible, and will continue to provide services to Antik and the Registrant pursuant to the terms of his Employment Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006	BLUE HOLDINGS, INC. By: /s/ Patrick Chow _____________________________________ Patrick Chow, Chief Financial Officer and Secretary

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